UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 3, 2009

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    (e)  On December 3, 2009, based on the recommendation of the management team of Daktronics, Inc. (the “Company”), the Compensation Committee of the Company’s Board of Directors recommended to the Company’s Board of Directors and the Board approved no changes in the base salaries for the Company’s officers, including James B. Morgan, the Chief Executive Officer, William R. Retterath, the Chief Financial Officer, Bradley T. Wiemann and Reece A. Kurtenbach, both Vice Presidents of the Company, and Dr. Aelred J. Kurtenbach, the Chairman of the Board (collectively, the “Executive Officers”).

    The Compensation Committee of the Board of Directors also recommended and the Board of Directors approved a continuation and modification of the formula-based variable compensation plan for the Executive Officers for fiscal 2010. Under the formula, variable compensation is zero if net income as a percentage of beginning shareholders equity (“ROE”) is equal to or less than 10%.  For an ROE of greater than 10%, variable compensation increases linearly from zero at 10% ROE to a maximum level at an ROE of 20%. This modification has no impact on variable compensation as compared to the prior fiscal year if the ROE is 13% or greater.  There were no changes in the maximum levels of variable compensation for the Executive Officers. The maximum variable compensation amount for Mr. Morgan remained at seven and one-half months of salary; Mr. Retterath's maximum variable compensation remained at five and one-half months of salary; Mr. R. Kurtenbach’s and Mr. B. Wiemann’s maximum variable compensation remained at five months of salary; and Dr. Aelred J. Kurtenbach’s maximum variable compensation remained at three months of salary.

    Also, effective December 3, 2009, the Board of Directors authorized grants of stock options to purchase shares of the Company’s common stock and grants of restricted stock units under the Company’s 2007 Stock Incentive Plan (the “Plan”) to four of the Executive Officers for the numbers of shares indicated below. Each of these new stock options vests 20% each year over five years beginning on the first anniversary of the date of grant, has a ten-year term, is subject to the terms and conditions of the Plan, and has an exercise price equal to the fair market value of the Company’s common stock as of the grant date, which was $8.65. Each of the new restricted stock units also vests 20% each year over five years beginning on the first anniversary of the date of grant and is subject to the terms and conditions of the Plan.  Copies of the Plan and the forms of agreements under which these options and restricted stock units were granted are on file with the Securities and Exchange Commission as exhibits to the Company’s reports.

Name	Title	Shares Underlying Options	Restricted Stock Units
James B. Morgan	Chief Executive Officer	12,000	2,400
William R. Retterath	Chief Financial Officer	11,000	2,200
Bradley T. Wiemann	Vice President	10,500	2,100
Reece A. Kurtenbach	Vice President	10,500	2,100

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ William R. Retterath
William R. Retterath, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date:  December 4, 2009